UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021 (December 14, 2021)

Goldman Sachs Private Middle Market Credit II LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56052	83-3053002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On December 14, 2021, Brendan McGovern notified Goldman Sachs Private Middle Market Credit II LLC (the “Company”) of his intention to retire from his position as Chief Executive Officer and President of the Company. Mr. McGovern will cease serving as the Company’s Chief Executive Officer and President, effective on or about March 14, 2022, or such earlier date as the Company’s board of directors may determine. Mr. McGovern’s retirement is not the result of any disagreement with the Company. To assist in an orderly transition, Mr. McGovern will continue serving in his current role during the transition period.

On December 16, 2021, the board of directors of the Company appointed Alex Chi, age 48, and David Miller, age 52, as co-Chief Executive Officers and co-Presidents, effective on or about March 14, 2022, or such earlier date as the Company’s board of directors may determine. Mr. Chi and Mr. Miller were also appointed as co-Chief Executive Officers and co-Presidents of Goldman Sachs BDC, Inc. and Goldman Sachs Private Middle Market Credit LLC.

Mr. Chi is co-head of Goldman Sachs Asset Management Private Credit in the Americas. Before assuming his current role, Mr. Chi spent 25 years in Goldman Sachs’s Investment Banking Division. Mr. Chi worked in the Financial and Strategic Investors Group from 2006 to 2019, managing Goldman Sachs’s relationships with private equity and related portfolio company clients. Prior to that, Mr. Chi worked in Leveraged Finance, where he spent six years structuring and executing leveraged loan and high yield debt financings for corporate and private equity clients across industries. He also spent three years in Asia focused on mergers and acquisitions and corporate finance transactions. Alex was named managing director in 2006 and partner in 2012.

Mr. Miller is co-head of Goldman Sachs Asset Management Private Credit in the Americas. He has spent his nearly 30-year career as an investor in middle market companies and has originated billions of dollars in commitments across all industries to companies in various stages of the lifecycle. He co-founded in 2004 Goldman Sachs’s middle market origination effort investing primarily firm capital and has led that business since 2013. Prior to joining Goldman Sachs in 2004, David was senior vice president of originations for GE Capital, where he was responsible for structuring and originating loans in the media and telecommunications sectors. Previously, David was a director at SunTrust Bank, responsible for originating and managing a portfolio of middle market loans. David was named managing director in 2012 and partner in 2014.

Neither Mr. Chi nor Mr. Miller has any family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Chi or Mr. Miller have, or will have, a material interest subject to Item 404(a) of Regulation S-K.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2021, the board of directors of the Company adopted and approved the Company’s Third Amended and Restated Limited Liability Company Agreement, effective as of such date, to permit the board of directors of the Company to appoint one or more Chief Executive Officers, Presidents, Chief Financial Officers, Chief Compliance Officers, Chief Operating Officers, Treasurers and/or Secretaries. A copy of the Third Amended and Restated Limited Liability Company Agreement is attached to this Report as Exhibit 3.1, which is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

3.1	Third Amended and Restated Limited Liability Company Agreement, dated December 16, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2021	Goldman Sachs Private Middle Market Credit II LLC
	By:	/s/ Carmine Rossetti
Name: Carmine Rossetti
Title: Chief Financial Officer and Treasurer